Exhibit 99.1

May 5, 2022

IDACORP, Inc. Announces First Quarter 2022 Results, Affirms 2022 Earnings Guidance

BOISE--IDACORP, Inc. (NYSE: IDA) reported first quarter 2022 net income attributable to IDACORP of $46.3 million, or $0.91 per diluted share, compared with $44.8 million, or $0.89 per diluted share, in the first quarter of 2021.

“A growing customer base, higher weather-related usage per customer, and strong transmission wheeling revenues all contributed to the solid first quarter results," said IDACORP President and Chief Executive Officer Lisa Grow. "And though we are seeing the effects of inflationary pressures and supply chain constraints on our operations, we remain committed to our efforts to operate efficiently and to control our operating and maintenance expenses, while preparing for continued growth in our service area," Grow added.

IDACORP affirms its previously reported full-year 2022 earnings guidance in the range of $4.85 to $5.05 per diluted share, and is also affirming that IDACORP does not expect Idaho Power to utilize any of the additional tax credits available under its Idaho earnings support regulatory mechanism in 2022. The earnings guidance also assumes normal weather conditions over the balance of the year.

Performance Summary

A summary of financial highlights for the periods ended March 31, 2022 and 2021 is as follows (in thousands, except per-share amounts):

	Three months ended March 31,
	2022	2021
Net income attributable to IDACORP, Inc.	$46,260	$44,831
Weighted average outstanding shares – diluted	50,660	50,580
IDACORP, Inc. earnings per diluted share	$0.91	$0.89

The table below provides a reconciliation of net income attributable to IDACORP for the three months ended March 31, 2022, from the same period in 2021 (items are in millions and are before related income tax impact unless otherwise noted).

	Three months ended
Net income attributable to IDACORP, Inc. - March 31, 2021		$44.8
Increase (decrease) in Idaho Power net income:
Customer growth, net of associated power supply costs and power cost adjustment (PCA) mechanisms	3.0
Usage per retail customer, net of associated power supply costs and PCA mechanisms	9.3
Idaho fixed cost adjustment (FCA) revenues	(5.9)
Retail revenues per megawatt-hour (MWh), net of associated power supply costs and PCA mechanisms	(1.6)
Transmission wheeling-related revenues	2.0
Other operations and maintenance (O&M) expenses	(6.4)
Other changes in operating revenues and expenses, net	(0.5)
Decrease in Idaho Power operating income	(0.1)
Non-operating expense, net	2.7
Income tax expense	(0.8)
Total increase in Idaho Power net income		1.8
Other IDACORP changes (net of tax)		(0.3)
Net income attributable to IDACORP, Inc. - March 31, 2022		$46.3

IDACORP's net income increased $1.5 million for the first quarter of 2022 compared with the first quarter of 2021, due primarily to higher net income at Idaho Power. At Idaho Power, customer growth increased operating income by $3.0 million in the first quarter of 2022 compared with the first quarter of 2021, as the number of Idaho Power customers grew by approximately 15,300, or 2.6 percent, during the twelve months ended March 31, 2022. Higher sales volumes on a per-customer basis in all customer classes increased operating income by $9.3 million. Colder weather in the first quarter of 2022 when compared with the first quarter of 2021 led residential customers to use more energy per customer for heating. Increased economic activity in Idaho Power's service area also increased usage by commercial and industrial customers in the first quarter of 2022 compared with the first quarter of 2021. Part of the increased economic activity is due to a return to more normal economic conditions for commercial customers in the first quarter of 2022 compared with the first quarter of 2021, which was affected by negative COVID-19-related business conditions. The revenue impact of the increase in sales volumes per customer was partially offset by the FCA mechanism (applicable to residential and small general service customers), which decreased revenues in the first quarter of 2022 by $5.9 million compared with the first quarter of 2021.

Transmission wheeling-related revenues increased $2.0 million during the first quarter of 2022 compared with the first quarter of 2021, as two new long-term wheeling agreements executed in April 2021 contributed to increased wheeling volumes. Also, Idaho Power's open access transmission tariff rates were approximately 4 percent higher in the first quarter of 2022 compared with the first quarter of 2021.

Other O&M expenses returned to more normal levels in the first quarter of 2022 compared with the first quarter of 2021, which included reductions in operating and maintenance costs at jointly-owned coal plants and COVID-19-related savings in employee travel and training costs. In addition, the $6.4 million increase in the first quarter of 2022 compared with the first quarter of 2021 was also due to a planned maintenance project at the Langley Gulch natural gas plant and inflationary pressures on labor-related costs, professional services, and supplies.

Non-operating expense, net, decreased $2.7 million in the first quarter of 2022 compared with the first quarter of 2021. Allowance for equity funds used during construction increased as the average construction work in progress balance was higher throughout the first quarter of 2022 compared with the first quarter of 2021. Also, investment income related to life insurance claims in the rabbi trust for Idaho Power's nonqualified defined benefit pension plans increased in the first quarter of 2022 compared with the first quarter of 2021.

2022 Annual Earnings Guidance and Key Operating and Financial Metrics

IDACORP is affirming its earnings guidance estimate for 2022. The 2022 guidance incorporates all of the key operating and financial assumptions listed in the table that follows (in millions, except per share amounts):

	Current(1)	Previous(2)
IDACORP Earnings Guidance (per share)	No change	$ 4.85 – $5.05
Idaho Power Additional ADITCs	No change	None
Idaho Power O&M Expense	No change	$ 355 – $ 365
Idaho Power Capital Expenditures, Excluding Allowance for Funds Used During Construction	No change	$ 480 – $ 500
Idaho Power Hydropower Generation (MWh)	5.0 – 6.5	5.5 – 7.5
(1) As of May 5, 2022.
(2) As of February 17, 2022, the date of filing IDACORP's and Idaho Power's Annual Report on Form 10-K for the year ended December 31, 2021.

The guidance above assumes that Idaho Power does not experience significant disruption to its business operations, critical supply-chain shortages, workforce impacts or disruptions, or major declines in customer usage related to the ongoing COVID-19 public health crisis. More detailed information on the operational and financial risks associated with COVID-19, as well as more detailed financial and operational information, are described in IDACORP’s and Idaho Power’s Annual Report on Form 10-K filed on February 17, 2022, and IDACORP's Quarterly Report on Form 10-Q filed today with the U.S. Securities and Exchange Commission, which is also available for review on IDACORP’s website at www.idacorpinc.com.

Web Cast / Conference Call

IDACORP will hold an analyst conference call today at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time). All parties interested in listening may do so through a live webcast on IDACORP's website (www.idacorpinc.com), or by calling (855) 761-5600 for listen-only mode. The passcode for the call is 3990987. The conference call logistics are also posted on IDACORP's website and will be included in IDACORP's earnings news release. Slides will be included during the conference call. To access the slide deck, register for the event just prior to the call at www.idacorpinc.com/investor-relations/earnings-center/default.aspx. A replay of the conference call will be available on the company's website for 12 months and will be available shortly after the call.

Background Information

IDACORP, Inc. (NYSE: IDA), Boise, Idaho-based and formed in 1998, is a holding company comprised of Idaho Power, a regulated electric utility; IDACORP Financial, a holder of affordable housing projects and other real estate investments; and Ida-West Energy, an operator of small hydroelectric generation projects that satisfy the requirements of the Public Utility Regulatory Policies Act of 1978. Idaho Power, headquartered in vibrant and fast-growing Boise, Idaho, has been a locally operated energy company since 1916. Today, it serves a 24,000-square-mile service area in Idaho and Oregon. Idaho Power’s goal to provide 100% clean energy by 2045 builds on its long history as a clean-energy leader that provides reliable service at affordable prices. With 17 low-cost hydropower projects at the core of its diverse energy mix, Idaho Power’s residential, business, and agricultural customers pay among the nation's lowest prices for electricity. It’s 2,000 employees proudly serve more than 600,000 customers with a culture of safety first, integrity always, and respect for all. To learn more about IDACORP or Idaho Power, visit www.idacorpinc.com or www.idahopower.com.

Forward-Looking Statements

In addition to the historical information contained in this press release, this press release contains (and oral communications made by IDACORP, Inc. and Idaho Power Company may contain) statements, including, without limitation, earnings guidance and estimated key operating and financial metrics, that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, outlook, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "continues," "could," "estimates," "expects," "guidance," "intends," "potential," "plans," "predicts," "projects or projected," "targets," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties. Actual results, performance, or outcomes may differ materially from the results discussed in the statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include the following: (a) the effect of decisions by the Idaho and Oregon public utilities commissions and the Federal Energy Regulatory Commission that impact Idaho Power's ability to recover costs and earn a return on investment; (b) changes to or the elimination of Idaho Power's regulatory cost recovery mechanisms; (c) the ongoing impacts of COVID-19 and its variants, and government mandates related to COVID-19 vaccines, masking, and testing, on the global and regional economy and on Idaho Power's employees, customers, contractors, and suppliers, including on loads and revenues, uncollectible accounts, transmission revenues, supply chain availability, attrition of skilled workers, and other aspects of the economy and the companies' business; (d) changes in residential, commercial, and industrial growth and demographic patterns within Idaho Power's service area, and their associated impacts on loads and load growth, and the availability of regulatory mechanisms that allow for timely cost recovery through customer rates in the event of those changes; (e) abnormal or severe weather conditions (including conditions and events associated with climate change), wildfires, droughts, earthquakes, and other natural phenomena and natural disasters, which affect customer sales, hydropower generation levels, repair costs, service interruptions, liability for damage caused by utility property, and the availability and cost of fuel for generation plants or purchased power to serve customers; (f) advancement of self-generation, energy storage, energy efficiency, alternative energy sources, and other technologies that may reduce Idaho Power's sale or delivery of electric power or introduction of operational or cyber-security vulnerabilities to the power grid; (g) acts or threats of terrorist incidents, acts of war, social unrest, cyber or physical security attacks, and other malicious acts of individuals or groups seeking to disrupt Idaho Power’s operations or the electric power grid or compromise data, or the disruption or damage to the companies' business, operations, or reputation that may result from such events; (h) the expense and risks associated with capital expenditures for, and the permitting and construction of, utility infrastructure that Idaho Power may be unable to complete or that may not be deemed prudent by regulators for cost recovery or a return on investment; (i) demand for power during peak periods could exceed supply, resulting in increased costs for purchasing capacity in the market or acquiring or constructing additional generation resources and battery storage facilities; (j) variable hydrological conditions and over-appropriation of surface and groundwater in the Snake River Basin, which may impact the amount of power generated by Idaho Power's hydropower facilities; (k) the ability of Idaho Power to acquire fuel, power, electrical equipment, and transmission capacity on reasonable terms and prices, particularly in the event of unanticipated or abnormally high power demands, price volatility, lack of physical availability, transportation constraints, outages due to maintenance or repairs to generation or transmission facilities, disruptions or delays in the supply chain, or a lack of credit; (l) disruptions or outages of Idaho Power's generation or transmission systems or of any interconnected transmission systems, which can result in liability for Idaho Power, increase power supply costs and repair expenses, and reduce revenues; (m) accidents, terrorist acts, electrical contacts, fires (either affecting or caused by Idaho Power facilities or infrastructure), explosions, general system damage or dysfunction, intentional acts of destruction, uncontrolled release of water from hydropower dams, and other unplanned events that may occur while operating and maintaining assets, which can cause unplanned outages, reduce generating output, damage company assets, operations, or reputation, subject Idaho Power to third-party claims for property damage, personal injury, or loss of life, or result in the imposition of fines and penalties for which Idaho Power may have inadequate insurance coverage; (n) the increased purchased power costs and operational challenges associated with purchasing and integrating intermittent renewable energy sources into Idaho Power's resource portfolio; (o) Idaho Power's concentration in one industry and one region and the lack of diversification, and the resulting exposure to regional economic conditions and regional legislation and regulation; (p) employee workforce factors, including the operational and financial costs of unionization or the attempt to unionize all or part of the companies' workforce, the impact of an aging workforce and retirements, the cost and ability to attract and retain skilled workers and third-party vendors, the cost of living and the related impact on recruiting employees, and the ability to adjust the labor cost structure when necessary; (q) failure to comply with state and federal laws, regulations, and orders, including interpretations and enforcement initiatives by regulatory and oversight bodies, which may result in penalties and fines and increase the cost of compliance and remediation; (r) changes in tax laws or related regulations or interpretations of applicable laws by federal, state, or local taxing jurisdictions, and the availability of tax credits, and the tax rates payable by IDACORP shareholders on common stock dividends; (s) adoption of, changes in, and costs of compliance with laws, regulations, and policies relating to the environment, climate change, natural resources, and threatened and endangered species, and the ability to recover associated increased costs through rates; (t) the inability to timely obtain and the cost of obtaining and complying with required governmental permits and approvals, licenses, rights-of-way, and siting for transmission and generation projects and hydropower facilities; (u) failure to comply with mandatory reliability and cyber and physical security requirements, which may result in penalties, reputational harm, and operational changes; (v) the impacts of economic conditions, including inflation, interest rates, supply costs, population growth or decline in Idaho Power's service area, changes in customer demand for electricity, revenue from sales of excess power, credit quality of counterparties and suppliers, and the collection of receivables; (w) the ability to obtain debt and equity financing or refinance existing debt when necessary and on favorable terms, which can be affected by factors such as credit ratings, volatility or disruptions in the financial markets, interest rate fluctuations, decisions by the Idaho or Oregon public utility commissions, and the companies' past or projected financial performance; (x) the ability to enter into financial and physical commodity hedges with creditworthy counterparties to manage price and commodity risk for fuel, power, and transmission, and the failure of any such risk management and hedging strategies to work as intended; (y) changes in actuarial assumptions, changes in interest rates, increasing healthcare costs, and the actual and projected return on plan assets for pension and other post-retirement plans, which can affect future pension and other postretirement plan funding obligations, costs, and liabilities and the companies' cash flows; (z) the assumptions underlying the coal mine reclamation obligations at Bridger Coal Company and related funding and bonding requirements, and the remediation costs associated with planned exits from participation in Idaho Power's co-owned coal plants; (aa) the ability to continue to pay dividends and achieve target-payout ratios based on financial performance, and in light of credit rating considerations, contractual covenants and restrictions, and regulatory limitations; and (bb) adoption of or changes in accounting policies and principles, changes in accounting estimates, and new U.S. Securities and Exchange Commission or New York Stock Exchange requirements, or new interpretations of existing requirements. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in IDACORP, Inc.'s and Idaho Power Company's most recent Annual Report on Form 10-K and other reports the companies file with the U.S. Securities and Exchange Commission, including (but not limited to) Part I, Item 1A - “Risk Factors” in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the

risks described therein from time to time. IDACORP and Idaho Power disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

Investor and Analyst Contact	Media Contact

Justin S. Forsberg	Jordan Rodriguez
Director of Investor Relations & Treasury	Corporate Communications
Phone: (208) 388-2728	Phone: (208) 388-2460
JForsberg@idacorpinc.com	JRodriguez@idahopower.com

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